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                                                                   EXHIBIT 10.31

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                       PERFORMANCE EQUITY INCENTIVE PLAN


Purpose of the Plan
-------------------

The Performance Equity Incentive Plan ("Plan") is established to encourage outstanding performance of employees who are in a position to make substantial contributions to the success of the Company. This plan is governed by the Columbia/HCA Healthcare Corporation 1992 Stock and Incentive Plan.

Participation
-------------

Eligibility to participate in the Plan shall be extended generally to all full time regular/corporate payroll Director and above with at least three months employment in the fiscal year ("Participants") subject to approval by the CEO of Columbia/HCA Healthcare Corporation. For a Participant added during the Fiscal Year, the consideration shall be determined pursuant to the Plan and prorated. Proration may also apply to employees who transfer to a position eligible for a different incentive target. In general, the targets for this plan are approximately 50% of the Participants' 1997 incentive target.

Incentive Calculation and Payment
---------------------------------

Plan payments for Participants are based on a combination of financial/non financial measurements (see chart below). As soon as practical, after the Fiscal Year, when the financial results of the Company are known, the appropriate senior officer will review and recommend plan payments. The Committee may make adjustments to performance targets deemed necessary to avoid unwarranted penalties or windfalls. Such adjustments will recognize uncontrollable outside factors and will be kept to a minimum. Payments shall be made as soon as practicable, after the annual audit report has been issued, but in no event later than three months after the Fiscal Year. Payments will be in the form of restricted stock that will vest at 50% per year over the following two years. This Plan is not a "qualified" plan for tax purposes, and any payments are subject to tax withholding requirements.

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                             FINANCIAL                                        QUALITY
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                           SALARIES
                            WAGES      AR DAYS/       EMPLOYEE       PATIENT       PHYSICIAN       CLINICAL
               EBITDA      BENEFITS    BAD DEBT         SAT            SAT            SAT           QUALITY    OTHER
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
Corporate      16.66%       16.66%      16.66%                                                                  50%
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OPERATIONS     16.66%       16.66%      16.66%        16.66%         16.66%         16.66%             *
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
*Clinical quality indicators will be used for informational purposes only in 1998.

Termination of Participant
--------------------------

In the event a payment is due pursuant to the Plan and a Participant's employment with the Company is terminated prior to the payment by reason of retirement, total and permanent disability or death, such Participant (or estate in the event of death) shall receive a pro rata payment as soon as practical after the Fiscal Year, but in no event later than the three months after the Fiscal Year. The Committee or it's designee shall have authority to accelerate vesting on all unvested shares. A Participant who is otherwise voluntarily or involuntarily separated prior to the payment of any Incentive Compensation shall cease to be a Participant and shall not have earned any right to receive any payments pursuant to the Plan. In addition, a Participant will forfeit all unvested shares at the time of separation.